UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 22, 2008

TRANSMONTAIGNE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32505	34-2037221
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1670 Broadway, Suite 3100, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-626-8200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with his resignation as a Managing Director of Morgan Stanley & Co. Incorporated, on October 22, 2008 Olav Refvik announced his resignation from the board of directors of TransMontaigne GP L.L.C., the general partner (the “General Partner”) of TransMontaigne Partners L.P. (the “Partnership”), effective October 22, 2008.  Morgan Stanley, the parent company of Morgan Stanley Capital Group Inc., is the indirect owner of the General Partner.  In his letter of resignation, Mr. Refvik indicated that there were no disagreements between himself and the Partnership or the board of directors of the General Partner regarding the Partnership’s operations, policies or practices.

To fill the vacancy resulting from Mr. Refvik’s resignation, Goran Trapp was appointed to the board of directors of the General Partner, effective October 22, 2008, as an affiliated director.  There are no arrangements or understandings between Mr. Trapp and any other persons pursuant to his appointment.  There are no relationships between Mr. Trapp and the General Partner or the Partnership that require disclosure pursuant to Item 404(a) of Regulation S-K.

On October 27, 2008, the Partnership issued a press release announcing the foregoing actions.  The press release contains a biography of Mr. Trapp.  A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d)               Exhibits.

Exhibit No.	Description of Exhibit
99.1	TransMontaigne Partners L.P. press release dated October 27, 2008.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSMONTAIGNE PARTNERS L.P.

	By:	TransMontaigne GP L.L.C., its general partner

Date: October 27, 2008	By:	/s/ Randall J. Larson
Randall J. Larson Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	TransMontaigne Partners L.P. press release dated October 27, 2008.